Exhibit (iii)

FIDELITY BOND ANALYSIS SHEET

Sum of
	Gross Assets at	Stand-Alone Series	Amount of
	12/31/23	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
Calvert Global Energy Solutions Fund	$ 171.8
Calvert Global Water Fund	$ 584.1
Calvert Green Bond Fund	$ 732.0
Calvert Small-Cap Fund	$ 3,017.4
Calvert Impact Fund, Inc. Totals		$ 4,505.3	2,500
Calvert Flexible Bond Fund	$ 343.0
Calvert Floating-Rate Advantage Fund	$ 75.4
Calvert Global Real Estate Fund	$ 5.0
Calvert Emerging Markets Focused Growth Fund	$ 5.6
Calvert Global Equity Fund	$ 10.2
Calvert Global Small-Cap Equity Fund	$ 27.7
Calvert Small/Mid-Cap Fund	$ 61.1
Calvert Responsible Municipal Income Fund	$ 442.3
Calvert Management Series Totals		$ 970.3	1,000
Calvert International Responsible Index Fund	$ 937.7
Calvert US Large-Cap Core Responsible Index Fund	$ 4,822.5
Calvert US Large-Cap Growth Responsible Index Fund	$ 580.4
Calvert US Large-Cap Value Responsible Index Fund	$ 1,778.9
Calvert US Mid-Cap Core Responsible Index Fund	$ 430.3
Calvert Responsible Index Series, Inc. Totals		$ 8,549.8	2,500
Calvert Balanced Fund	$ 1,151.1
Calvert Bond Fund	$ 2,858.4
Calvert Conservative Allocation Fund	$ 250.0
Calvert Equity Fund	$ 7,053.7
Calvert Focused Value Fund	$ 58.8
Calvert Growth Allocation Fund	$ 338.6
Calvert Moderate Allocation Fund	$ 383.4

	Gross Assets at 12/31/23 (in millions 000,000 omitted)	Sum of Stand-Alone Series Gross Assets (in millions 000,000 omitted)	Amount of Bond Required (in thousands 000 omitted)

Calvert Social Investment Fund Totals		$ 12,094.0	2,500
CVT EAFE International Index Portfolio (formerly Calvert VP EAFE International Index Portfolio)	$ 139.9
CVT Investment Grade Bond Index Portfolio (formerly Calvert VP Investment Grade Bond Index Portfolio)	$ 119.0
CVT Nasdaq 100 Index Portfolio (formerly Calvert VP Nasdaq 100 Index Portfolio)	$ 378.1
CVT Russell 2000 Small Cap Index Portfolio (formerly Calvert VP Russell 2000 Small Cap Index Portfolio)	$ 267.1
CVT S&P 500 Index Portfolio (formerly Calvert VP S&P 500 Index Portfolio)	$ 465.3
CVT S&P MidCap 400 Index Portfolio (formerly Calvert VP MidCap 400 Index Portfolio)	$ 578.0
CVT Volatility Managed Growth Portfolio (formerly Calvert VP Volatility Managed Growth Portfolio)	$ 104.9
CVT Volatility Managed Moderate Growth Portfolio (formerly Calvert VP Volatility Managed Moderate Growth Portfolio)	$ 68.8
CVT Volatility Managed Moderate Portfolio (formerly Calvert VP Volatility Managed Moderate Portfolio)	$ 79.0
Calvert Variable Trust, Inc, (formerly Calvert Variable Products, Inc.) Totals		$ 2,200.1	1,700
Calvert VP SRI Balanced Portfolio	$ 397.1
Calvert VP SRI Mid Cap Portfolio	$ 25.8
Calvert Variable Series, Inc. Totals		$ 422.9	750
Calvert Emerging Markets Advancement Fund	$ 100.0
Calvert Emerging Markets Equity Fund	$ 2,074.6
Calvert International Equity Fund	$ 1,019.2
Calvert International Opportunities Fund	$ 406.7
Calvert Mid-Cap Fund	$ 240.8

	Gross Assets at 12/31/23 (in millions 000,000 omitted)	Sum of Stand-Alone Series Gross Assets (in millions 000,000 omitted)	Amount of Bond Required (in thousands 000 omitted)
Calvert World Values Fund, Inc. Totals		$ 3,841.3	2,300
Calvert High Yield Bond Fund	$ 425.3
Calvert Income Fund	$ 792.1
Calvert Mortgage Access Fund	$ 56.6
Calvert Core Bond Fund	$ 795.3
Calvert Short Duration Income Fund	$ 2,242.8
Calvert Ultra-Short Duration Income Fund	$ 988.2
The Calvert Fund Totals		$ 5,300.3	2,500